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                                                                    EXHIBIT 4.24

                           FIRST AMENDMENT AND WAIVER
                      TO NOTE AND EQUITY PURCHASE AGREEMENT

      THIS FIRST AMENDMENT AND WAIVER TO NOTE AND EQUITY PURCHASE AGREEMENT (this "Amendment") is entered into as of June 29, 2005 by and among CORRPRO COMPANIES, INC., an Ohio corporation ("Parent"), CCFC, INC., a Nevada corporation ("CCFC"), OCEAN CITY RESEARCH CORP., a New Jersey corporation ("OCRC"), and CORRPRO INTERNATIONAL, INC. (f/k/a Corrpro Companies Latin America, Inc.), a Delaware corporation ("Intermediate Holdings", and together with Parent, CCFC and OCRC, the "US Loan Parties"), COMMONWEALTH SEAGER HOLDINGS LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada and a Foreign Wholly-Owned Subsidiary of Intermediate Holdings ("Commonwealth Seager"), CORRPRO CANADA, INC., a corporation amalgamated under the laws of the Province of Alberta, Canada ("Corrpro Canada"), and BORZA INSPECTIONS LTD., a corporation amalgamated under the laws of the Province of Alberta, Canada ("Borza"; Commonwealth Seager, Corrpro Canada and Borza are sometimes referred to herein collectively as the "Canadian Loan Parties", and US Loan Parties and the Canadian Loan Parties are sometimes referred to herein collectively as the "Loan Parties"), the securities purchasers that are now and hereafter at any time parties hereto and are listed in Annex A (or any amendment or supplement thereto) attached hereto (each a "Purchaser" and collectively, "Purchasers"), and AMERICAN CAPITAL FINANCIAL SERVICES, INC., a Delaware corporation ("ACFS"), as administrative agent for Purchasers (in such capacity "Agent").

                                   WITNESSETH:

      WHEREAS, the Loan Parties, the Purchasers and the Agent have entered into that certain Note and Equity Purchase Agreement, dated of March 30, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement");

      WHEREAS, the Loan Parties have advised Agent that an Event of Default has occurred pursuant to Section 8.1(d) of the Purchase Agreement for the Loan Parties failure to comply with Subsection 7.2(a)(v) by exceeding the limit of Capitalized Lease Obligations permitted thereunder as in effect prior to the date hereof (the "Existing Default"); and

      WHEREAS, the Loan Parties have requested that Agent and Purchasers waive the Existing Default and amend Subsection 7.2(a)(v) and Agent and Purchasers are willing to do so subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

      1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

      2. Amendment. Subject to the terms and provisions of this Amendment, clause (v) of Subsection 7.2(a) is hereby restated in its entirety to read as follows:

      "(v) indebtedness of the Loan Parties not to exceed $500,000 in the aggregate

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      at any time outstanding consisting of Capitalized Lease Obligations;"

      3. Limited Waiver. Subject to the terms and conditions set forth in this Amendment, Agent and Purchasers hereby irrevocably waive the Existing Default. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Purchase Agreement or any of the other Purchase Documents except as expressly stated herein, or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, Agent and Purchasers reserve all rights, privileges and remedies under the Purchase Documents. Except as expressly stated herein, the Purchase Agreement and other Purchase Documents remain unmodified and in full force and effect.

      4. Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

            (a) except for the Existing Default, no Default or Event of Default shall have occurred and be continuing;

            (b) the execution and delivery of this Amendment by each Loan Party, Agent and Purchasers;

            (c) the representations and warranties contained herein are true and correct;

            (d) all corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel; and

            (e) certain provisions of the Senior Credit Agreement shall have been amended or waived to permit the transactions contemplated by this Amendment, in form and substance reasonably satisfactory to Agent and the Purchasers.

      5. Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and Purchasers as follows:

            (a) such Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or amalgamation, as applicable;

            (b) such Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment;

            (c) the execution, delivery and performance by such Loan Party of this Amendment and any and all other Purchase Documents executed and/or delivered in connection herewith has been duly authorized by all necessary action and will not violate the Charter Documents or By-Laws of such Loan Party;

            (d) after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties contained in the Purchase Agreement and the other Purchase Documents to which it is a party are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties

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relate specifically to an earlier date, in which event they are true and correct as of such earlier date;

            (e) such Loan Party's Charter Documents and By-Laws have not been amended since the date of the Purchase Agreement;

            (f) this Amendment, the Purchase Agreement and the other Purchase Documents constitute the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor's rights generally or by equitable principles relating to enforceability; and

            (g) after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default exists.

      6. Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument.

      7. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Loan Party and their successors and assigns and the Agent and the Purchasers and their successors and assigns.

      8. Further Assurances. Each Loan Party hereby agrees from time to time, as and when requested by the Agent or Purchasers, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or Purchasers may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Purchase Agreement and the other Purchase Documents.

      9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

      10. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

      11. Expenses of Agent and Purchasers. Each of the Loan Parties agrees to pay on demand all reasonable costs and expenses incurred by the Agent and Purchasers in connection with any and all amendments, modifications, and supplements to the Purchase Documents, including, without limitation, the costs and fees of Agent's and Purchasers' legal counsel, and all costs and expenses incurred by the Agent and Purchasers in connection with the enforcement or preservation of any rights under the Purchase Agreement or any other Purchase Documents, including, without limitation, the costs and fees of the Agent's and Purchasers' legal counsel.

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      12. Reaffirmation. Each of the Loan Parties, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Purchase Documents to which it is a party and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Purchase Document as security for or otherwise guaranteed the obligations under or with respect to the Purchase Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of such obligations. Each of the Loan Parties hereby consents to this Amendment and acknowledges that each of the Purchase Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Purchasers except as expressly stated herein, constitute a waiver of any provision of any of the Purchase Documents except as expressly stated herein or serve to effect a novation of any the obligations of any of the Loan Parties under the Purchase Documents.

      13. Release. Each Loan Party further acknowledges and agrees that (i) it has no claims, counterclaims, offsets, credits or defenses to the Purchase Documents and the performance of its obligations thereunder or (ii) if it has any such claims, counterclaims, offsets, credits or defenses to the Purchase Documents and/or any transaction related to the Purchase Documents, the same are hereby waived, relinquished and released in consideration of Agent's and Purchasers' execution and delivery of this Amendment.

      [Remainder of page intentionally left blank; signature page follows.]

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      IN WITNESS WHEREOF, the US Loan Parties have executed this Amendment as of the day and year first set forth above.

                                        US LOAN PARTIES:

                                        CORRPRO COMPANIES, INC.

                                        By: /s/ Robert M. Mayer
                                            -------------------------------
                                            Robert M. Mayer
                                            Chief Financial Officer

                                        CCFC, INC.

                                        By: /s/ Robert M. Mayer
                                            -------------------------------
                                            Robert M. Mayer
                                            Treasurer

                                        OCEAN CITY RESEARCH CORP.

                                        By: /s/ Robert M. Mayer
                                            -------------------------------
                                            Robert M. Mayer
                                            Treasurer

                                        CORRPRO INTERNATIONAL, INC.

                                        By: /s/ Robert M. Mayer
                                            -------------------------------
                                            Robert M. Mayer
                                            Treasurer

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      IN WITNESS WHEREOF, the Canadian Loan Parties have executed this Amendment as of the day and year first set forth above.

                                        CANADIAN LOAN PARTIES:

                                        COMMONWEALTH SEAGER HOLDINGS, LTD.

                                        By: /s/ Barry W. Schadeck
                                            -------------------------------
                                            Barry W. Schadeck
                                            President

                                        CORRPRO CANADA, INC.

                                        By: /s/ Barry W. Schadeck
                                            -------------------------------
                                            Barry W. Schadeck
                                            President

                                        BORZA INSPECTIONS LTD.

                                        By: /s/ Barry W. Schadeck
                                            -------------------------------
                                            Barry W. Schadeck
                                            President

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      IN WITNESS WHEREOF, the Agent and the Purchasers have executed this
Amendment as of the day and year first set forth above.

                                        AGENT:

                                        AMERICAN CAPITAL FINANCIAL SERVICES,
                                        INC.

                                        By: /s/ Jeffrey N. MacDowell
                                            -------------------------------
                                            Jeffrey N. MacDowell
                                            Vice President

                                        PURCHASERS:

                                        AMERICAN CAPITAL STRATEGIES, LTD.

                                        By: /s/ Jeffrey N. MacDowell
                                            -------------------------------
                                            Jeffrey N. MacDowell
                                            Vice President

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                                    EXHIBIT A

                            Asset Purchase Agreement